Exhibit 5.1

HOGAN & HARTSON
L.L.P.

111 SOUTH CALVERT STREET BALTIMORE, MD 21202 TEL (410) 659-2700 FAX (410) 539-6981 WWW.HHLAW.COM

December 20, 2005

Board of Directors

Under Armour, Inc.

Tide Point

1020 Hull Street, 3rd floor

Baltimore, Maryland 21230

Ladies and Gentlemen:

We are acting as Maryland counsel to Under Armour, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission and relating to 1,000,000 shares of the Company’s Class A Common Stock, par value $.0003 1/3 per share (the “Shares”), issuable under the Under Armour, Inc. Employee Stock Purchase Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.
2.

The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on December 14, 2005 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

WASHINGTON, DC

BALTIMORE BEIJING BERLIN BOULDER BRUSSELS BUDAPEST CARACAS COLORADO SPRINGS DENVER GENEVA HONG KONG LONDON

LOS ANGELES MIAMI MOSCOW MUNICH NEW YORK NORTHERN VIRGINIA PARIS SHANGHAI TOKYO WARSAW

Board of Directors

Under Armour, Inc.

December 20, 2005

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
4.	The Plan as adopted by the Board of Directors and as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
5.

Resolutions of the Board of Directors of the Company relating to, among other things, approval of the Plan, and as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

6.

Minutes of a meeting of the shareholders of the Company relating to, among other things, approval of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution, and reported judicial decisions interpreting these laws.

Based upon, subject to, and limited by the foregoing, we are of the opinion that when issued and delivered in connection with the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume

Board of Directors

Under Armour, Inc.

December 20, 2005

no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.

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